EXHIBIT 99.2

MIDAMERICAN ENERGY HOLDINGS COMPANY

EXCHANGE OFFER
TO HOLDERS OF ITS
6.125% SENIOR BONDS DUE APRIL 1, 2036

NOTICE OF GUARANTEED DELIVERY

As set forth in the Prospectus dated                      , 2006 (the ‘‘Prospectus’’) of MidAmerican Energy Holdings Company (‘‘Company’’) under ‘‘The Exchange Offer — How to Tender’’ and in the Letter of Transmittal (the ‘‘Letter of Transmittal’’) relating to the offer (the ‘‘Exchange Offer’’) by the Company to exchange up to $1,700,000,000 in principal amount of its 6.125% Senior Bonds due April 1, 2036 (the ‘‘Exchange 2006 Bonds’’) for all of its outstanding 6.125% Senior Bonds due April 1, 2036, issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the ‘‘Initial 2006 Bonds’’), this form or one substantially equivalent hereto must be used to accept the Exchange Offer of the Company if: (i) certificates for the Initial 2006 Bonds are not immediately available; or (ii) time will not permit all required documents to reach the Exchange Agent (as defined below) on or prior to the Expiration Date (as defined in the Prospectus) of the Exchange Offer. Such form may be delivered by hand or transmitted by telegram, telex, facsimile, letter or courier to the Exchange Agent.

To:

THE BANK OF NEW YORK TRUST COMPANY, N.A.

(the ‘‘Exchange Agent’’)

By Facsimile:
212-298-1915

Confirm by telephone:

212-815-5098

By Mail, Hand or Courier:
Reorganization Unit

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMITTAL OF THIS INSTRUMENT TO A FACSIMILE OR TELEX NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

The undersigned hereby tenders to the Company, upon the terms and conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the ‘‘Exchange Offer’’), receipt of which are hereby acknowledged, the principal amount of Initial 2006 Bonds set forth below pursuant to the guaranteed delivery procedure described in the Prospectus and the Letter of Transmittal.

Principal Amount of Initial 2006 Bonds
Tendered:

Certificate Nos. (if available):

Total Principal Amount
Represented by Initial 2006 Certificate(s):

Account Number

Date:                                                     , 2006

Sign Here

Signature(s)

Please Print the Following Information

Name(s):

Address:

Area Code and Tel. No(s):

2

GUARANTEE

The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that delivery to the Exchange Agent of certificates tendered hereby, in proper form for transfer, or delivery of such certificates pursuant to the procedure for book-entry transfer, in either case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other required documents, is being made within three trading days after the date of execution of a Notice of Guaranteed Delivery of the above-named person.

Name of Firm

Authorized Signature

Number and Street or P.O. Box

City                                          State                                          Zip Code

Area Code and Tel. No.

Dated:                      , 2006